LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

AUDITED COMBINED FINANCIAL STATEMENTS

Years ended December 31, 2001 and 2000

CONTENTS

Report of Independent Auditors............................................F-2

Audited Combined Financial Statements

F- #

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders

LecStar Telecom, Inc. and LecStar DataNet, Inc.

We have audited the accompanying combined balance sheet of LecStar Telecom, Inc. and LecStar DataNet, Inc. as of December 31, 2001 and the related combined statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2001 and December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of LecStar Telecom, Inc. and LecStar DataNet, Inc. at December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and December 31, 2000 in conformity with accounting principles generally accepted in the United States.

December 19, 2003

New York, New York

______________________________

                                              Sherb & Co., LLP

Certified Public Accountants

F- #

LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

COMBINED BALANCE SHEET

December 31, 2001

ASSETS

Current assets:

   Cash and cash equivalents                                             $   55,193

   Accounts receivable, net of allowance for doubtful accounts

     of $55,826                                                             548,417

   Prepaid expenses and other current assets                                 13,293

                                                                         ----------

Total current assets                                                        616,903

Long-term investments                                                       250,000

Property and equipment:

   Furniture and fixtures                                                   326,241

   Network equipment                                                      1,523,470

   Software                                                                 586,638

   Leasehold improvements                                                   125,189

                                                                         ----------

                                                                          2,561,538

   Accumulated depreciation                                              (1,133,397)

                                                                         ----------

Net property and equipment                                                1,428,141

Restricted cash                                                              45,000

Deposits and other assets                                                   357,953

                                                                         ----------

Total assets                                                             $2,697,997

                                                                         ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:

   Accounts payable                                                      $1,412,061

   Accrued expenses                                                         964,942

   Unearned revenue                                                         155,600

   Current portion of long-term debt                                         90,184

                                                                         ----------

Total current liabilities                                                 2,622,787

                                                                         ----------

Due to Parent                                                            47,661,755

                                                                         ----------

Stockholders' deficit:

   Common stock, $.01 par value:

     Authorized - 2,000,000 shares

     Issued and outstanding – 2,000

      20

   Additional paid-in capital                                                 1,980

   Accumulated deficit                                                  (47,588,545)

                                                                         ----------

Total stockholders' deficit                                             (47,586,545)

                                                                         ----------

Total liabilities and stockholders' deficit                              $2,697,997

                                                                         ==========

See notes to combined financial statements.

F- #

LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

COMBINED STATEMENTS OF OPERATIONS

                                                                               YEAR ENDED DECEMBER 31

                                                                             2001                  2000

                                                                         ------------          ------------

Revenues                                                                 $  4,950,006          $  1,847,988

     -------------          ------------

Operating expenses:

   Cost of sales                                                            3,172,017             1,588,892

   Selling, general and administrative expenses                            10,295,309             7,217,521

   Depreciation and amortization                                            8,589,274             1,297,721

   Write-down of net property and equipment                                   679,295                     -

   Impairment of intangibles                                                4,651,334                     -

                                                                         -------------          ------------

Total operating expenses                                                   27,387,229            10,104,134

Loss from operations                                                      (22,437,223)           (8,256,146)

Other income (expense):

   Interest expense                                                        (7,470,623)           (5,412,773)

   Other income                                                                     -                 6,778

                                                                          ------------          ------------

Net loss                                                                 $(29,907,846)         $(13,662,141)

      ============

      ============

See notes to combined financial statements.

F- #

LECSTAR TELECOM, INC AND LECSTAR DATANET, INC.

COMBINED STATEMENT OF STOCKHOLDERS' DEFICIT

      Common                     Additional                         Total

      Stock          Common      Paid-in          Accumulated       Stockholders’

      Shares         Stock       Capital            Deficit         Deficit

              --------       --------     ----------       ------------      ----------------

Balances at December 31, 1999

       2,000          $   20       $  1,980      $  (2,043,715)     $  (2,041,715)

Net loss                                        -               -              -        (13,662,141)       (13,662,141)

             --------        --------     ----------       ------------      ---------------

Balances at December 31, 2000               2,000              20          1,980        (15,705,856)       (15,703,856)

Dividend to Parent                              -               -              -         (1,974,843)        (1,974,843)

Net loss                                                                                (29,907,846)       (29,907,846)

             --------        --------     ----------       ------------      ---------------

Balance at December 31, 2001                2,000             20        $  1,980      $ (47,588,545)      $(47,586,545)

    ========        ========     ==========       ============      ===============

See notes to combined financial statements.

LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

COMBINED STATEMENTS OF CASH FLOWS

                                                                                     YEAR ENDED DECEMBER 31

                                                                                    2001                2000

                                                                                 -----------        -----------

OPERATING ACTIVITIES

Net loss                                                                        $(29,907,846)      $(13,662,141)

Adjustments to reconcile net loss to net cash used in operating activities:

   Depreciation                                                                    1,065,437          1,297,721

   Amortization of intangible assets

                   7,523,837

     -

   Write-down of net fixed assets

     679,295

     -

   Non-cash interest expense                                                       6,915,351          4,848,678

   Other non-cash items                                                                    -             12,568

   Changes in operating assets and liabilities:

     Note receivable                                                                       -             30,000

     Accounts receivable                                                            (432,416)          (128,570)

     Prepaid expenses and other assets                                              (169,440)          (168,021)

     Accounts payable                                                                703,380            468,994

     Accrued expenses                                                                455,011            479,759

     Unearned revenue                                                                 82,092             47,913

                                                                                  ------------        ----------

Net cash used in operating activities                                            (13,085,299)        (6,773,099)

INVESTING ACTIVITIES

Purchases of property and equipment                                                (173,267)        (1,309,501)

Decrease in restricted cash                                                                -            10,000

                                                                                ------------        -----------

Net cash used in investing activities                                              (173,267)        (1,299,501)

FINANCING ACTIVITIES

Proceeds from borrowings from Parent                                              15,289,099          9,391,001

Payment of long-term debt                                                           (106,956)        (2,564,395)

Payment of capital lease obligations

     (39,215)          (380,376)

Dividend to Parent

  (1,974,843)

     -

                                                                                ------------        -----------

Net cash provided by financing activities                                         13,168,085          6,446,230

                                                                                ------------        -----------

Decrease in cash and cash equivalents                                                (90,481)        (1,626,370)

Cash and cash equivalents at beginning of year                                       145,674          1,772,044

                                                                                ------------        -----------

Cash and cash equivalents at end of year                                        $     55,193        $   145,674

                                                                                ============        ===========

NON-CASH INVESTING AND FINANCING ACTIIVITIES

Acquisition of property and equipment via capital lease and notes payable       $     51,535        $ 2,097,002

Issuance of parent common stock for deferred compensation                       $          -        $   339,413

Issuance of ILD stock to purchase equipment                                     $          -        $   375,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for:

   Interest                                                                     $    555,272       $    564,095

See notes to combined financial statements.

LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2001

1.

Description of Business and Significant Accounting Policies

A.

Description of Business - LecStar Telecom, Inc. and LecStar DataNet, Inc. (collectively the “Company” or “LecStar”) were incorporated in the state of Georgia for the purpose of operating a Competitive Local Exchange Carrier (CLEC) which markets regionally a full scope of advanced telecommunications services that include local access dial tone, national and international long distance, enhanced subscriber services, high-speed data and Internet services and network management. At December 31, 2001 and 2000, LecStar Telecom, Inc. and LecStar DataNet, Inc. were wholly owned subsidiaries of LecStar Communications Corporation (“LCC” or the “Parent”).

In late November 1999, the Parent entered into an agreement to purchase a prepaid telecommunications business which accelerated its entry into the CLEC market. Simultaneously, the Parent entered into a management agreement that provided LecStar the ability to operate network and management systems, which allowed LecStar to begin offering subscriber services in late 1999. In September 2000, the Parent closed on the purchase of the business. See Note 2.

The accompanying statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2001 and 2000 reflect the combined results of operations and cash flows of LecStar Telecom, Inc. and LecStar DataNet, Inc. only.  The accompanying financial statements include allocation of all of the expenses of the Parent.

B.

Use of Estimates - The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

C.

Revenue Recognition - The Company's revenues are derived principally from monthly service fees to customers for usage of their telecommunications services.  The service fees are charged to customers at a fixed rate per month. Service fees are billed one month in advance but recognized when earned, in the period in which the service is provided.

D.

Cash and Cash Equivalents - The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company's cash and cash equivalents consist primarily of an operating checking account and a certificate of deposit. The carrying amount reported in the balance sheet approximates fair value.

E.

Long-term Investments – Long-term investments are carried at the lower of cost or market.

F.

Restricted Cash - At December 31, 2001, $45,000 of cash was pledged as collateral on an outstanding letter of credit related to a guarantee required in conjunction with the Company's telephone equipment operating lease. The amount is classified as restricted cash on the balance sheet.

G.

Property and Equipment - Property and equipment is stated at cost. Depreciation is computed on a straight-line basis for financial reporting purposes over the following estimated useful lives. Depreciation expense includes depreciation of assets recorded under capital leases.

                  Furniture                                   7 years

                  Leasehold improvements                      Term of lease

                  Network equipment and software              3-5 years

LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2001

H.

Advertising Costs - The Company accounts for advertising costs in accordance with the American Institute of Certified Public Accountants Statement of Position No. 93-7, Reporting on Advertising Costs. The cost of print and other advertising is expensed when such costs are incurred. Advertising expenses amounted to approximately $42,000 and $58,000 for the years ended December 31, 2001 and 2000, respectively.

I.

Impairment of Long-Lived Assets – The Company reviews long-lived assets to assess recoverability from future operations using undiscounted cash flows.  When necessary, charges for impairments of long-lived assets are recorded for the amount by which the present value of future cash flows exceeds the carrying value of these assets.  The Company believes that the balance of long-lived assets in the accompanying combined balance sheet is appropriately valued.

J.

Stock Based Compensation – In connection with debt and equity transactions by LecStar Corporation during the year ended December 31, 2001, LecStar Corporation recognized and allocated to LecStar $6,915,351 of non-cash interest expense and $291,250 of non-cash compensation expense, which represented the fair value of LecStar Corporation’s common stock issued for debt and services rendered to LecStar .

K.

Fair Value of Financial Instruments – The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, notes payable and capital lease obligations.  As of December 31, 2001, the fair value of these instruments approximated their financial statement carrying amount.

L.

Accrued Expenses – Accrued expenses include accruals for unpaid federal excise, state and local taxes, and other regulatory fees.

M.

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"), which provides for an asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are recorded for future tax effects of temporary differences between the financial reporting and tax basis of assets and liabilities, and are measured using current tax rates and laws that are expected to be in effect when the underlying assets or liabilities are anticipated to be recovered or settled.

N.

Principles of Combination – The combined financial statements include the accounts of the Company.  All significant intercompany balances and transactions are eliminated in consolidation.

O.

Recent Accounting Pronouncements – In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS 141, Business Combinations. SFAS 141 supersedes APB 16, Business Combinations, and SFAS 38, Accounting for Preacquisition Contingencies of Purchased Enterprises. SFAS 141 requires the purchase method of accounting for all business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method.  The adoption of SFAS 141 did not have a material effect on the Company’s financial condition or its results of operations.

In July 2001, the FASB issued SFAS 142, Goodwill and Other Intangible Assets.  SFAS 142 supersedes APB 17, Intangible Assets, and requires the discontinuance of goodwill amortization.  In addition, SFAS 142 includes provisions regarding the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the testing for impairment of existing goodwill and other intangibles.  SFAS

LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2001

142 is required to be applied for fiscal years beginning after December 15, 2001, with certain early adoption permitted.  The Company adopted SFAS 142 for its first fiscal quarter of 2002, which did not have a material effect on the Company’s financial condition or its results of operations.

In August 2001, the FASB issued SFAS 143, Accounting for Asset Retirement Obligations.  SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. The adoption of SFAS 143 did not have a material effect on the Company’s financial condition or its results of operations.

In October 2001, the FASB issued SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supersedes SFAS 121, Accounting for the Impairment of Long-Lived Assets to be Disposed Of. SFAS 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of.  However, SFAS 144 retains the fundamental provisions of SFAS 121 for: 1) recognition and measurement of the impairment of long-lived assets to be held and used; and 2) measurement of long-lived assets to be disposed of by sale.  SFAS 144 was effective for fiscal years beginning after December 15, 2001, and its adoption by the Company had no material effect on the Company’s financial condition or its results of operations.

P.

Basis of Presentation – The Company had a working capital deficiency of approximately $2,006,000 for the year ended December 31, 2001, and recorded net losses of approximately $29,908,000.  The Company is continuing to pursue additional equity and debt financing.  There is no assurance that the Company will receive any additional equity and debt financing.  The accompanying combined financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2.

Significant Transactions

A.

Stock Redemption Agreement

On November 22, 1999, the Company entered into a Stock Redemption Agreement (the "Agreement") under which it agreed to acquire the CLEC prepaid telephone service business including telecommunications equipment and a customer base from ILD Telecommunications, Inc.  Simultaneously, the Company entered into a Stock Purchase Agreement (the "Purchase") with an ILD shareholder to temporarily acquire his 4,700 shares of ILD common stock to be held to secure the proposed transaction with ILD. In connection with the Purchase, the Company paid to the shareholder $500,000 cash and issued a $2.5 million note payable, and the Parent issued to the shareholder 2,000,000 shares of its common stock valued at $1.00 per share. Pursuant to the Purchase, an additional 200,000 shares of the Parent's common stock were placed in an escrow account and were contingent upon a two-year employment arrangement with the former shareholder of ILD. The fair value of these escrowed shares was recorded as deferred compensation expense and was amortized over the two-year employment agreement. In addition, the Company entered into a Management Agreement with ILD for the use of the telecommunications assets until the anticipated transaction closing date on December 15, 1999. The Agreement contemplated that the 4,700 shares of ILD stock would transfer back to ILD at closing, subject to the accuracy of certain management representations and warranties.

The Company originally recorded the business combination on December 1, 1999 because the consideration was paid and the transaction was valued as of the announcement date, in accordance with EITF No. 95-19, "Determination of the Measurement Date for the Market Price of Securities Issued in a Purchase Business Combination".

LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2001

The originally contemplated transaction closing date was postponed due to ILD's unsuccessful transfer of title to the Company related to the telecommunications equipment. The Purchase closed on September 21, 2000 after clear title to the assets was obtained. In anticipation of the closing, the parties revised the Agreement whereby the Company was required to exchange only 1,500 of the original 4,700 shares of ILD stock for the CLEC prepaid telephone service business, with the remaining 3,500 shares being retained by the Company.

In connection with the closing of the Purchase, on September 21, 2000, the Company exchanged 1,500 shares of ILD common stock with a fair market value of $375,000, based on management's estimates, for the purchase of the CLEC prepaid telecommunication service business of ILD. As a result, the purchase price was allocated to the telecommunications equipment and is depreciated over its three-year economic useful life.

1.

Long-Term Debt

At December 31, 2001, long-term debt consists of the following:

   Note payable - aggregate principal amount of $210,000

   together with interest at 12.25% per annum, due

   April 30, 2002                                                   $   38,649

   Obligation under capital lease for equipment                         51,535

                                                                     ---------

                                                                        90,184

   Less: current portion of long-term debt                             (90,184)

                                                                            ---------

                                                                                    $          -

 =========

2.

Income Taxes

At December 31, 2001, the Company had net operating loss carryforwards for federal income tax purposes of approximately $20,000,000, which begin to expire in 2019. The Company's net operating loss carryforwards may be subject to certain limitations on annual utilization in the event of changes in ownership of the Company. These limitations could significantly reduce the amount of the net operating loss carryforwards available to the Company in the future.

A reconciliation of the provision for income taxes (benefit) to the federal statutory rate is as follows:

                                                 2001                   2000

                                             -----------            -----------

Tax at statutory rate                      $(10,168,667)          $ (4,645,128)

State taxes                                  (1,196,314)              (546,486)

Permanent differences                         7,095,917              1,696,279

Valuation allowance                           4,269,064              3,495,335

                                             -----------            -----------

                                            $          -          $          -

                                             ===========            ===========

LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2001

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at December 31, 2001 are as follows:

Assets:

Start-up costs

                                 $   242,039

Net operating loss                                            7,678,153

                                                             ----------

Total deferred tax assets                                     7,920,192

Valuation allowance                                          (7,920,192)

                                                             ----------

Net deferred tax assets                                     $         -

                                                             ==========

The temporary differences and carryforwards, which give rise to significant portions of the Company's deferred income tax assets, relate primarily to start-up costs and amortization of intangible assets. The Company has elected under IRC Section 195(d) to capitalize its start-up costs for income tax purposes. All capitalized start-up costs will be amortized over a 60-month period commencing with the date business begins. Business began in late November 1999.

For financial reporting purposes, the Company has recorded a valuation allowance against deferred tax assets as management has determined that it is not more likely than not that the deferred tax assets for which the allowance has been established will materialize.

3.

Commitments and Contingencies

A.

Lease Commitments

Future minimum lease payments under capital leases consist of the following:

           DECEMBER 31, 2001

                                                   -----------------

Minimum lease payments due in year 2002                   56,276

                                                       ----------

Total minimum lease payments                              56,276

Less amounts representing interest                        (4,741)

                                                       ----------

Present value of net minimum lease payments               51,535

Less current portion                                     (51,535)

                                                       ----------

Long term capital lease obligations                     $      -

                                                       ==========

LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2001

Total rent expense for all operating leases was $514,733 and $181,925 during the years ended December 31, 2001 and 2000, respectively. Future minimum lease payments under the non-cancelable operating leases as of December 31, 2001, with initial lease terms of at least one year at the time of inception, are as follows:

            2002                                 $  410,346

            2003                                    373,726

            2004                                    334,605

            2005                                     60,590

            Thereafter                                    -

                                                 ----------

            Total                                $1,179,267

                                                 ==========

B.

Legal Matters

Other than the claim described below, the Company is not currently a party to any legal proceeding other than various claims and lawsuits arising in the normal course of business.  The Company does not believe that these lawsuits would, individually or in the aggregate, have a material adverse effect on our business, financial condition or results of operations.  Furthermore, the Company believes that adequate coverage of these claims has been recorded in accounts payable or accrued liabilities.

In connection with a $1,000,000 judgment rendered against an entity named LecStar/Corzon, Inc. by a former officer of the Parent, the former officer has filed a temporary restraining order seeking attachment of the assets of LecStar Telecom, Inc. and LecStar DataNet, Inc.  The Company has moved to defend vigorously this claim. The likelihood of an unfavorable outcome or estimate of any possible loss cannot be determined at this time.

The Company was the defendant in an action whereby the plaintiff received a judgment by default for $151,143, which was included in accounts payable at December 31, 2001.

C.

Employment Agreements

The Parent has entered into employment agreements with certain officers of the Company, expiring no later than 2004, which require the Company to pay minimum compensation in aggregate of approximately $600,000 per year.  Compensation may be increased annually at the discretion of the Company’s Board of Directors.

1.

Subsequent Events

On December 6, 2002, LecStar Corporation and LecStar Communications Corporation entered into an Acceptance of Collateral Agreement (“the Agreement”) with McCormack Avenue, Ltd. (“McCormack”).  Pursuant to the Agreement, LecStar Corporation and LecStar Communications Corporation agreed to, among other things, surrender to McCormack the collateral securing certain indebtedness for borrowed money owed by LecStar Corporation and LecStar Communications Corporation to McCormack.  McCormack was the assignee and present holder of various promissory notes evidencing loans made by various secured third parties to LecStar Corporation and LecStar Communications Corporation.  The collateral

LECSTAR TELECOM, INC. AND LECSTAR DATANET, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2001

consisted principally of the common stock of LecStar Telecom, Inc. and LecStar DataNet, Inc.

This transaction was considered an acquisition of LecStar Telecom, Inc. and LecStar DataNet, Inc. and other assets by McCormack, effective December 6, 2002, and has been accounted for as a purchase of the net assets of LecStar Telecom, Inc. and LecStar DataNet, Inc. by McCormack.

On September 5, 2003, McCormack entered into a Contribution and Assignment Agreement (“Contribution Agreement”) with LTEL Holdings Corporation, the Company's current parent (“LTEL”).  Pursuant to the Contribution Agreement, McCormack assigned and transferred to LTEL its rights and title to the capital stock of LecStar Telecom, Inc. and LecStar DataNet, Inc. for consideration of 200 shares of LTEL’s Series B 3% convertible Preferred stock and a secured 5% debenture in the principal amount of $7,500,000.

On November 24, 2003, LTEL signed a non-binding term sheet relating to the anticipated acquisition of all of the capital stock of LTEL by Fonix Corporation.